Exhibit 99.1

Soleno Therapeutics Announces Appointment of Industry Veteran Gwen A. Melincoff to Board of Directors

REDWOOD CITY, Calif., April 29, 2019 — Soleno Therapeutics, Inc. (“Soleno”) (NASDAQ: SLNO), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, today announced the appointment of Gwen A. Melincoff, a biotechnology and pharmaceutical industry veteran, to its Board of Directors, effective April 26, 2019. Ms. Melincoff will replace Mahendra G. Shah, Ph.D., who is stepping down from the Board.

“We are pleased to welcome Gwen as she brings a diverse and extensive background spanning business development, capital raising, research operations and marketing to our Board,” said Anish Bhatnagar, M.D., Chief Executive Officer of Soleno. “With experience serving on multiple public and private company boards, we look forward to Gwen’s insightful and well-versed guidance with our efforts to advance DCCR through our ongoing Phase 3 trial toward commercialization. On behalf of the Board, I would also like to sincerely thank Mahendra for his support and commitment to Soleno since his tenure began in 2017 and wish him well in his next endeavors.”

Ms. Melincoff said, “I am honored to join Soleno’s Board at such an exciting time for the company and believe that DCCR has great potential to be the first approved treatment for Prader-Willi syndrome. I look forward to collaborating with the Soleno team, providing guidance as the company progresses DCCR on the path towards commercialization.”

Ms. Melincoff has over 25 years of leadership experience in the biotechnology and pharmaceutical sector, and was named one of the “Top Women in Biotech 2013” by FierceBiotech. She currently sits on the board of directors of Photocure ASA, and Collegium Pharmaceutical, and is an Advisor at Agent Capital, Phase 1 Ventures and Verge Genomics. She was previously a board member at Kamada, as well as Tobira Therapeutics when Allergan acquired it for $1.7 billion. She most recently served as Vice President of Business Development at BTG International Inc and from 2004 to the 2013, was Senior Vice President of Business Development at Shire Pharmaceuticals. She led Shire’s Strategic Investment Group (SIG) and served as a board member/board observer at DBV Technologies, AM Pharma, ArmaGen Technologies, Promethera Biosciences, Naurex Inc. (acquired by Allergan), and Enterome. She was responsible for the collaboration with New River Pharmaceuticals that led to the $2.6 billion acquisition of the company. Prior to joining Shire, Ms. Melincoff was Vice President of Business Development at Adolor Corporation. Ms. Melincoff received her M.S. in Management from Pennsylvania State University, completed her B.S. in Biology from George Washington University, and attained the designation of Certified Licensing Professional (CLP™).

About Soleno Therapeutics, Inc.

Soleno is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. The company’s lead candidate, DCCR, a once-daily oral tablet for the treatment of PWS, is currently being evaluated in a Phase III clinical development program.

For more information, please visit www.soleno.life.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ability to complete the Phase III clinical development program of DCCR in PWS in 2019. We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in Soleno’s annual and quarterly reports filed with the Securities and Exchange Commission, including under the caption titled “Risk Factors.” Soleno expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

CONTACT:

Brian Ritchie

LifeSci Advisors, LLC

212-915-2578

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